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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-83870, 333-96553, 333-108065) and Form S-3 (Nos. 333-59456, 333-48100, 333-109691) of EarthLink, Inc. and in the related Prospectuses of our report dated January 26, 2004, with respect to the consolidated financial statements of EarthLink, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                            /s/ Ernst & Young LLP

Atlanta, Georgia
March 4, 2004

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CONSENT OF INDEPENDENT AUDITORS